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                                LTC PROPERTIES, INC.

                                    EXHIBIT 21.1

                                LIST OF SUBSIDIARIES


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

COMPANY                                                STATE OF ORGANIZATION
--------                                               ---------------------
LTC REMIC Corporation                                        Delaware
LTC GP I, Inc.                                               Delaware
LTC GP II, Inc.                                              Delaware
LTC GP III, Inc.                                             Delaware
LTC GP IV, Inc.                                              Delaware
LTC GP V, Inc.                                               Delaware
Coronado Corporation                                         Delaware
LTC Partners I, L.P.                                         Delaware
LTC Partners II, L.P.                                        Delaware
LTC Partners III, L.P.                                       Delaware
LTC Partners IV, L.P.                                        Delaware
LTC Partners V, L.P.                                         Delaware
LTC Partners VI, L.P.                                        Delaware
LTC Partners VII, L.P.                                       Delaware
LTC Partners VIII, L.P.                                      Delaware
L-Tex GP, Inc.                                               Delaware
L-Tex LP Corporation                                         Delaware
Texas-LTC Limited Partnership                                Texas
Missouri River Corporation                                   Delaware
Park Villa Corporation                                       Delaware
Kansas-LTC Corporation                                       Delaware
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